December 2023

Confidential Treatment Requested on 3 pages, confidential information filed separately with the SEC

Houlihan Lokey

Project Beacon

Preliminary Discussion Materials for the Special Committee of the Board of Directors of Doma Holdings, Inc.

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Executive Summary

Centerbridge's proposal coupled with partial debt restructuring may offer a compelling path forward for the Company to focus on its new tech strategy. Additional alternative proposal(s) are anticipated to be received over the next several days as well

Situation Overview	• Houlihan Lokey has reached out to 50 potential investors for a capital raise with a select number indicating interest to tag along in capital raise investing smaller amounts, but no clear leader for the round has emerged
	• Along with Centerbridge's current offer for the underwriter, other suitors for underwriter or potential sale of the entire business have emerged as part of capital raise process
	• Management is confident of a path to operate RemainCo as a private company either with or without ownership of the underwriter where we could build the business to $250M-$500M+of enterprise value in 3-5 years (1)
	• Centerbridge's proposal to purchase the underwriter offers potential to reach near full value for the underwriter
	  • Under most circumstances allows RemainCo to pursue our new tech focused strategy with 18+ months of runway with a moderate level of debt / preferred in front of common
	  • While the transaction has several advantages, RemainCo would still be a public company and options for exiting the public markets would need to be considered

Initial Views & Recommendations	• Continue to negotiate with Centerbridge by proceeding with the following in parallel:
	  • Negotiate acceptable debt restructuring to provide a structure that would allow Company to execute on the Centerbridge transaction, or an alternative transaction while ensuring any RemainCo has adequate cash runway even in a downside scenario and very little debt / preferred sitting in front of common
	  • Discuss full sale of the business / spin-off of RemainCo with Centerbridge and other potential buyers

Alternative Proposals	• Management believes at least one proposal will be presented in the next 3-5 days that will provide a separate / potentially more compelling alternative than the Centerbridge proposal – most likely a full sale of the business transaction • Upon gathering of any new proposal(s), management will re-convene a meeting with the Special Committee to determine whether recommendation(s) and approach should change • Discuss outreach efforts to prospective financial and strategic counterparties

(1) Assumes adoption of new products

Overview of Centerbridge Proposals

	Initial Proposal (Title Resources Group / Centerbridge)	*Counter Proposal* (doma)	*Second Proposal* (Title Resources Group / Centerbridge)
Upfront Purchase Price	• $105.0M (or $115.0M of debt assumption)	• $125.0M ($115.0M of debt assumption)	• $115.0M Hudson debt assumed at 11.25% rate (5% cash and rest PIK) due in 5yrs
Excess Policy Holder Surplus	• [$30.0M], distributed at close • Assumed $55.0M 2023E surplus, with $25.0M retained • ~12.3x GWP / Surplus = Title Resource Group 2023 Q2 leverage	• $35.0M, distributed at close • Assumed $55.0M 2023E surplus, with $20.0M target set (14.7x 2023E GWP / Surplus)	• Remaining surplus after distro is the greater of (a) $20.0M or (b) amount required by regulators/ratings • However, the maximum surplus distribution is $35.0M ($55.0M - $20.0M) (Does not include net income from sign to close)

Total Upfront Consideration	• $135.0 – $145.0M
	  • 2023E: 13.2x – 14.2x (EBITDA); 2.5x – 2.6x (Surplus)
	  • 2024E: 8.2x – 8.8x (EBITDA)
		• $160.0 – $173.9M (10.0% equity roll)
		  • 2023E: 15.7x – 17.1x (EBITDA); 2.9x – 3.2x (Surplus)
		  • 2024E: 9.7x – 10.5x (EBITDA)
			• $160.0M, of which $35.0M is excess regulatory cash and $10.0M Pref in RemainCo

At-Risk Consideration	• $25.0M in total earnout
	  • 2024E : $15.0M ; payable in Q1 2025E
	  • 2025E : $10.0M ; payable in Q1 2026E
	  • Contingent on achieving forecasted net written premiums less claims in '24E and '25E
		• $35.0M in earnout; add'l equity roll at ~$18.0M
		  • 2024E : $15.0M; payable in Q1 2025E
		  • 2025E : $20.0M; payable in Q1 2026E
		• Doma equity roll adds value to overall Title Resource Group story on tech differentiation and further aligns interest
			• #1: $15.0M on 2024 forecast net premiums minus claims
			• #2: $15.0M on 2025 forecast net premiums minus claims

Total Consideration	• $160.0 – $170.0M total consideration
	  • 2023E: 15.7x – 16.7x (EBITDA); 2.9x – 3.1x (Surplus)
	  • 2024E: 10.1x – 10.8x (EBITDA)
		• $195.0 – $212.8M (10.0% equity roll)
		  • 2023E: 19.1x – 20.9x (EBITDA); 3.5x – 3.9x (Surplus)
		  • 2024E: 11.8x – 12.9x (EBITDA)
			• $180.0M total consideration
			• Same as original proposal

Partnerships	• Lennar to invest 10.0% stake in Title Resource Group; common equity purchase or share swap • Title Resource Group to work with Doma to support Upfront Title product	• New Doma partnership and equity interest • Doma to provide revenue share / commercial relationship with Underwriter to participate in upside	• Same as original proposal, with a few additions: • Lennar to receive Title Resource Group board seat • Title Resource Group to invest up to $10.0M in the Doma preferred equity at TBD terms • Doma to consider a primary equity investment in Title Resource Group at the HSoA valuation up to a TBD cap
Other	• 1 month exclusivity, sign before year-end 2023 • Customary TSA	• Cost Synergies potentially $10.0M + in value • Potential sale of entire business alternative	• 30 days exclusivity • Customary TSA

Legend: Red dotted box = *Subject to discussion*; Green dotted box = *Favorable terms*

Doma's RemainCo Pro-Forma for Underwriter Sale as a Public Company

Potential Impact of Accepting Centerbridge Second Offer + Restructuring Remaining Debt

	Upside - Public	Base - Public	Adverse - Public
Centerbridge Second Proposal As-Is	• **18 months** of runway post sale of Underwriter • Unlikely to redeem remaining debt when it matures in Jan. 2026 • $10M preferred equity[1]	• **18 months** of runway • Unlikely to redeem remaining debt when it matures in Jan. 2026 • $10M preferred equity[1]	• **12 months** of runway • Unlikely to redeem remaining debt when it matures in Jan. 2026 • $10M preferred equity[1]
Restructure Remaining Debt	• **No cash constraints**[2] • $43M total debt restructured: – $20M written down – $23M converted to preferred equity • $33M preferred equity[3]	• **No cash constraints**[2] • $47M total debt restructured: – $20M written down – $27M converted to preferred equity • $37M preferred equity[3]	• **18 months** of runway • $50M total debt restructured: – $20M written down – $30M converted to preferred equity • $40M preferred equity[3]
Operating Metrics 2026E [4] — RP&F	$76.4M	$61.2M	$40.0M
Gross Margin	56.5%	56.6%	53.9%
Adj. EBITDA	$7.2M	($0.7)M	($14.6)M
EBITDA Margin	9.4%	(1.1%)	(36.5%)

Note: Upside, Base, and Adverse are revenue and expense scenarios assuming different percentages of management's projections are achieved. Please see Appendix for detailed assumptions and outputs.

1) $10M of preferred equity issued to Centerbridge at 20% PIK grows to $16.5M by end of 2026
2) RemainCo is able to meet its cash obligations
3) $33M, $37M, and $40M of preferred equity issued to Centerbridge and Hudson at 20% PIK grows to $54M, $61M, and $67M by end of 2026 for the upside, base, and adverse cases, respectively
4) Revenues of new products reduced to reflect adoption timing uncertainty

Doma's RemainCo Pro-Forma for Underwriter Sale as a Private Company

Potential Impact of Accepting Centerbridge Second Offer + Restructuring Remaining Debt

	Upside - Private	Base - Private	Adverse - Private
Centerbridge Second Proposal As-Is	• **18 months** of runway post sale of Underwriter • Unlikely to redeem remaining debt when it matures in Jan. 2026 • $10M preferred equity(1)	• **18 months** of runway • Unlikely to redeem remaining debt when it matures in Jan. 2026 • $10M preferred equity(1)	• **18 months** of runway • Unlikely to redeem remaining debt when it matures in Jan. 2026 • $10M preferred equity(1)
Restructure Remaining Debt	• **No cash constraints**(2) • $43M total debt restructured: – $20M written down – $23M converted to preferred equity • $33M preferred equity(3)	• **No cash constraints**(2) • $47M total debt restructured: – $20M written down – $27M converted to preferred equity • $37M preferred equity(3)	• **27 months** of runway • $50M total debt restructured: – $20M written down – $30M converted to preferred equity • $40M preferred equity(3)

Operating Metrics 2026E (4)			
RP&F	$76.4M	$61.2M	$40.0M
Gross Margin	56.5%	56.6%	53.9%
Adj. EBITDA	$11.6M	$3.7M	($10.2)M
EBITDA Margin	15.2%	6.0%	(25.5%)

Note: Upside, Base, and Adverse are revenue and expense scenarios assuming different percentages of management's projections are achieved. Please see Appendix for detailed assumptions and outputs.
1) $10M of preferred equity issued to Centerbridge at 20% PIK grows to $16.5M by end of 2026
2) RemainCo is able to meet its cash obligations
3) $33M, $37M, and $40M of preferred equity issued to Centerbridge and Hudson at 20% PIK grows to $54M, $61M, and $67M by end of 2026 for the upside, base, and adverse cases, respectively
4) Revenues of new products reduced to reflect adoption timing uncertainty

Management's Perspective on Centerbridge and Title Resource Group

There are several strategic and immediate operational benefits to partnering with Centerbirdge and Title Resource Groups

Strategic and Operational Benefits Overview

- ✓ Centerbridge / Title Resource Groups is an attractive suitor for our people and is one of the top identified prospective purchasers for the underwriter asset
- ✓ Centerbridge / Title Resource Groups understand and are enthusiastic strategic partners to support our go-forward RemainCo plan including with its existing JV partners (Anywhere, HomeServices of America, Opendoor)
- ✓ RemainCo benefits from being a private company through costs savings
- ✓ Centerbridge / Title Resource Groups deal could give RemainCo liquidity to pursue its strategy, but concessions from Hudson will be required

*Confidential treatment requested

Overview of Interest by Investor

	Capital Raise	Purchase of Underwriter	Sale of Entire Business	Commentary	Feasibility
[redacted]	✓ *$10M Pref in RemainCo*	✓ *Up to $150M of total upfront consideration, of which $115 is debt assumption and up to $35M of surplus dividend*		• Centerbridge also indicated and interest to invest $10M in RemainCo preferred security	High
[redacted]		✓	✓	• Aligned and interested in upfront title strategy • Call scheduled 12/21 to review tech underwriting risk data	Medium
[redacted]	✓ *Up to $5M Pref in EntireCo*		✓ *Potential Stock/Cash merger*	• Would prioritize a merger/acquisition of Company in stock/cash combination • Wants to integrate with upfront title, and potentially interested in small tag-along investment assuming good commercial agreement	High
[redacted]			✓	• Think they can be helpful with expanding tech around refi • Sent additional diligence questions on 12/18, looking to come back EoW	Medium
[redacted]			✓	• Comfortable with downside protection of underwriter • Speaking with Company early this week around tech to see if upside attractive enough for acquisition of entire Company	Medium
[redacted]	✓ *$5-10M Pref in EntireCo (alongside others)*			• Favorable view of Doma and strategy, would invest small amount alongside others • Would be more interested if could develop relationship with Lennar	High
[redacted]	✓ *$5-10M Pref in EntireCo (alongside others)*			• Concerned about optics given upfront title controversy if they led investment or acquired majority of U/W • Would participate in small amount alongside others	High
[redacted]	✓ *$3-5M Pref in RemainCo*			• Would invest small amount outside of debt / preferred equity conversion	Medium
[redacted]	✓ *Up to $5M Pref in EntireCo*			• Received CIM last week • HL following up early this week	Medium
[redacted]	✓ *$10M Surplus Note / $5M Pref (alongside others) in EntireCo*			• Looking to be reinsurer of choice if invested • Would do combo of surplus note and small pref alongside others	Low
[redacted]	✓ *Up to $30M Surplus Note in EntireCo*			• Would like surplus note at U/W but doesn't want to come behind Hudson • Considering small investment in preferred security	Low

Level of Feasibility: ● High ● Medium ● Low

Potential Alternatives

***Confidential treatment requested**

	Overview	Potential Partners	Feasibility
1 **Pursue Sale of Underwriter**	• Use Centerbridge offer to explore other investor interest • Approach Hudson to negotiate debt • Consider sale with outreach to [redacted]	[redacted]	High
2 **Complete Capital Raise Process**	• Compile investors collective interest to complete capital raise • Identify and work with "leader" on preferred instrument	[redacted]	Medium
3 **Explore Sale of Entire Business**	• Includes names for full sale as well as those interested in tech only with combination of sale of the underwriter • Consider sale with outreach to [redacted]	Sale of Entire Business / Buyers of Tech [redacted]	Medium
4 **Hudson Amend & Extend / Refi**	• Explore amend & extend and / or restructuring of debt depending alternative path(s) taken	[redacted]	Medium
5 **Combination of Alternatives**	• A strategic combination of the above alternatives to provide cash runway and investor support toward go forward Tech Enterprise focused business model		High

Blue dashed border denotes parties HL has spoken to

Level of Feasibility: High Medium Low

Management Recommendations

***Confidential treatment requested**

Management recommends concurrently pursuing the following

Centerbridge / Title Resource Group Conversation	• Preferred alternative - Encourage Centerbridge to consider sale of entire business which could include a spin-out of RemainCo
	  • Existing investors roll into pro-forma RemainCo capital table implying new money check needed to spin out RemainCo would be limited and feasibly supported by various third-party investors identified by Company and/or Houlihan
	  • Centerbridge has also expressed interest in supporting RemainCo financially, suggesting support for go-forward strategy and desire to contribute new capital
	  • Management feels there is very limited risk to having this conversation with Centerbridge. Existing proposal will not "explode" as a function of exploring this proposal
	• Lesser alternative – Consider Centerbridge proposal as-is

Hudson Conversation	• Propose concessions on the entire $50M of debt remaining: write-down of $20M and conversion to preferred of $30M [1] • Transaction would necessitate $38M in concessions to proceed if RemainCo is public, and $28M if private [2] • Management discretion to negotiate for favorable mix of debt write-off versus conversion into PIK, etc. • Management ability to offer warrants (subject to dilution criteria), if necessary
Houlihan Lokey to Expeditiously Qualify Alternative Proposals	• HL will leverage existing process to explore feasibility of alternative proposals so that an appropriately informed decision can be made by the Special Committee • Discuss approach to [redacted] title insurers

(1) Debt remaining after transfer of $115M of principal to Centerbridge ranges from $43M to $50M depending on debt paid down in 2Q24 using cash from local branch sale earnout
(2) Minimum amount of concessions required to enable RemainCo to have a minimum of 18 months of runway in adverse scenario outlined in Appendix

Break for Special Committee Discussion

Participants

- Special Committee
- DPW – discuss representation
- Houlihan Lokey
- Note: Exclude Company Management

Proposed Timeline

Path of completing capital raise or sale of entire business with current participants could sign end of January. Expanding outreach to new suitors for sale of entire business, separate sale of underwriter and RemainCo / Tech or new capital providers would likely take another month to get to signing


December
Status
January
February
Activity
HL Gathering Feedback
Receive Indications of Interest
Select Next Phase Participants
Open Round II VDR
Management Diligence Meetings
Provide Legal Agreement to Suitors
Due Diligence Process / Meetings
Receive LOIs / Term Sheets
Select Final Counterparty(s) / Exclusivity
Confirmatory Due Diligence (potentially reduce if exclusivity determined sooner)
Negotiate Legal Documentation (potentially reduce if exclusivity determined sooner)
Sign Definitive Agreement(s)
This path assumes using current active participants to complete capital raise or sale of entire business transactions
EXPANDED PROCESS
Centerbridge Offer
Pursue Market Process (NDAs, VDR, CIM)
Receive Indications of Interest
Select Final Counterparty(s)
Confirmatory Due Diligence
Negotiate Legal Documentation
Sign Definitive Agreement(s)
Timeline accounts for an expansion of outreach to buyers of the underwriter, sale of entire business and transaction that combines a buyer of tech only with partner for underwriter

= Holiday

Appendix

RemainCo Pro-Forma for Underwriter Sale

Centerbridge's most recent as-is proposal has been modeled through three scenarios

Modeled Scenarios

	Upside			Base			Adverse		
(000's)	2024E	2025E	2026E	2024E	2025E	2026E	2024E	2025E	2026E
Centerbridge Second Offer									
Debt Transfered to CB	$115,000			$115,000			$115,000		
Dividend from Surplus	35,000	–	–	35,000	–	–	35,000	–	–
Earnout	15,000	15,000	–	7,500	7,500	–	7,500	7,500	–
Preferred Issued to CB	10,000			10,000			10,000		
Transaction Fees	10,000	–	–	10,000	–	–	10,000	–	–
Operating Assumptions [1]									
Local Earnouts	$12,800	–	–	$8,000	–	–	$4,000	–	–
Revenue									
Traditional Enterprise	100%	100%	100%	80%	80%	80%	100%	100%	100%
Title Innovation	100%	100%	100%	80%	80%	80%	0%	50%	50%
Enterprise Tech Variable									
Labor	100%	100%	100%	80%	80%	80%	60%	60%	60%
Non-Labor	100%	100%	100%	80%	80%	80%	60%	60%	60%
CAC	100%	100%	100%	80%	80%	80%	60%	60%	60%
Provisions	100%	100%	100%	80%	80%	80%	60%	60%	60%

Debt Restructuring

- Using Centerbridge / Title Resource Group offer as-is, we have calibrated the model to incorporate the following debt restructuring terms:
  - $20.0M write down of remaining debt
  - Conversion to preferred of any debt remaining after write down

1) *Revenues of new products reduced to reflect adoption timing uncertainty*

Centerbridge Second Proposal As-Is Gives Doma's RemainCo 12 Months of Runway Assuming Adverse Scenario as a Public Company

- Centerbridge's second proposal gives Doma's RemainCo 12 months of runway assuming adverse scenario as a public company
  - RemainCo reaches negative cash balance in 3Q 2025
- Runway is extended to maturity of remaining debt (i.e. 18 months) under base and upside cases; RemainCo is unable to retire debt at maturity even in upside case

	Upside - Public			Base - Public			Adverse - Public		
(000's)	2024E	2025E	2026E	2024E	2025E	2026E	2024E	2025E	2026E
Centerbridge Second Offer									
Debt Transfered to CB	$115,000			$115,000			$115,000		
Dividend from Surplus	35,000	–	–	35,000	–	–	35,000	–	–
Earnout	15,000	15,000	–	7,500	7,500	–	7,500	7,500	–
Preferred Issued to CB	10,000			10,000			10,000		
Transaction Fees	10,000	–	–	10,000	–	–	10,000	–	–
Operating Assumptions [1]									
Local Earnouts	$12,800	–	–	$8,000	–	–	$4,000	–	–
Traditional Enterprise Revenue	100%	100%	100%	80%	80%	80%	100%	100%	100%
Title Innovation Revenue	100%	100%	100%	80%	80%	80%	0%	50%	50%
Enterprise Tech Variable Expenses	100%	100%	100%	80%	80%	80%	60%	60%	60%
Pro Forma for Sale of DTI	*18 Months of Runway*			*18 Months of Runway*			*12 Months of Runway*		
Adjusted Gross Profit	$11,588	$27,126	$43,166	$10,897	$21,782	$34,614	$7,316	$13,223	$20,080
Adjusted EBITDA	(21,005)	(3,435)	7,210	(21,561)	(8,316)	(698)	(25,006)	(16,413)	(14,589)
Remaining Debt [2]	43,450	46,906	14,509	47,716	51,511	43,750	51,271	55,349	58,940
Total Preferred Stock	11,052	13,499	16,489	11,052	13,499	16,489	11,052	13,499	16,489
Beginning Cash Balance	19,824	31,805	35,082	19,824	23,020	13,692	19,824	18,966	1,356
Ending Cash Balance	**$31,805**	**$35,082**	**$2,878**	**$23,020**	**$13,692**	**($4,463)**	**$18,966**	**$1,356**	**($20,762)**

Unable to retire debt at maturity

Cash runs out 3Q25

(1) Revenues of new products reduced to reflect adoption timing uncertainty
(2) Proceeds from Local Earnouts are used to pay down debt

Restructuring Remaining Debt Gives RemainCo 18 Months of Runway in Adverse Scenario as a Public Company

- Restructuring of remaining debt gives Doma's RemainCo 18 months of runway assuming adverse scenario as a public company
- Restructuring Terms Modelled
  - $20M write-down of debt
  - Conversion of any debt remaining after write-down to preferred
- RemainCo is unconstrained in upside and base scenarios

	Upside - Public			Base - Public			Adverse - Public		
(000's)	**2024E**	**2025E**	**2026E**	**2024E**	**2025E**	**2026E**	**2024E**	**2025E**	**2026E**
Centerbridge Second Offer									
Debt Transfered to CB	$115,000			$115,000			$115,000		
Dividend from Surplus	35,000	–	–	35,000	–	–	35,000	–	–
Earnout	15,000	15,000	–	7,500	7,500	–	7,500	7,500	–
Preferred Issued to CB	10,000			10,000			10,000		
Transaction Fees	10,000	–	–	10,000	–	–	10,000	–	–
Restructuring Assumptions									
Principal Write-down by Hudson	(20,000)	–	–	(20,000)	–	–	(20,000)	–	–
Conversion to Preferred	22,778	–	–	26,978	–	–	30,478	–	–
Operating Assumptions [1]									
Local Earnouts	$12,800	–	–	$8,000	–	–	$4,000	–	–
Traditional Enterprise Revenue	100%	100%	100%	80%	80%	80%	100%	100%	100%
Title Innovation Revenue	100%	100%	100%	80%	80%	80%	0%	50%	50%
Enterprise Tech Variable Expenses	100%	100%	100%	80%	80%	80%	60%	60%	60%
Pro Forma for Sale of DTI		*Unconstrained*			*Unconstrained*			*18 Months of Runway*	
Adjusted Gross Profit	$11,588	$27,126	$43,166	$10,897	$21,782	$34,614	$7,316	$13,223	$20,080
Adjusted EBITDA	(21,005)	(3,435)	7,210	(21,561)	(8,316)	(698)	(25,006)	(16,413)	(14,589)
Remaining Debt	–	–	–	–	–	–	–	–	–
Total Preferred Stock	36,226	44,248	54,047	40,868	49,918	60,973	44,736	54,643	66,744
Beginning Cash Balance	19,824	32,879	38,428	19,824	24,199	17,366	19,824	20,233	5,304
Ending Cash Balance	**$32,879**	**$38,428**	**$40,967**	**$24,199**	**$17,366**	**$11,997**	**$20,233**	**$5,304**	**($13,956)**

Cash runs out 1Q26

1) *Revenues of new products reduced to reflect adoption timing uncertainty*

Centerbridge Second Proposal As-Is Gives Doma's RemainCo 18 Months of Runway Assuming Adverse Scenario as a Private Company

- Centerbridge's second proposal gives Doma's RemainCo 18 months of runway assuming adverse scenario as a private company
- RemainCo is unable to retire debt maturing in 1Q26 in all scenarios

	Upside - Private			Base - Private			Adverse - Private		
(000's)	**2024E**	**2025E**	**2026E**	**2024E**	**2025E**	**2026E**	**2024E**	**2025E**	**2026E**
Centerbridge Second Offer									
Debt Transfered to CB	$115,000			$115,000			$115,000		
Dividend from Surplus	35,000	–	–	35,000	–	–	35,000	–	–
Earnout	15,000	15,000	–	7,500	7,500	–	7,500	7,500	–
Preferred Issued to CB	10,000			10,000			10,000		
Transaction Fees	10,000	–	–	10,000	–	–	10,000	–	–
Operating Assumptions (1)									
Local Earnouts	$12,800	–	–	$8,000	–	–	$4,000	–	–
Traditional Enterprise Revenue	100%	100%	100%	80%	80%	80%	100%	100%	100%
Title Innovation Revenue	100%	100%	100%	80%	80%	80%	0%	50%	50%
Enterprise Tech Variable Expenses	100%	100%	100%	80%	80%	80%	60%	60%	60%
Pro Forma for Sale of DTI	*18 Months of Runway*			*18 Months of Runway*			*18 Months of Runway*		
Adjusted Gross Profit	$11,588	$27,126	$43,166	$10,897	$21,782	$34,614	$7,316	$13,223	$20,080
Adjusted EBITDA	(18,589)	987	11,608	(19,145)	(3,895)	3,699	(22,590)	(11,991)	(10,192)
Remaining Debt (2)	43,450	46,906	6,199	47,716	51,511	35,441	51,271	55,349	55,592
Total Preferred Stock	11,052	13,499	16,489	11,052	13,499	16,489	11,052	13,499	16,489
Beginning Cash Balance	19,824	34,118	41,817	19,824	25,333	20,427	19,824	21,279	8,091
Ending Cash Balance	**$34,118**	**$41,817**	**$6,432**	**$25,333**	**$20,427**	**($908)**	**$21,279**	**$8,091**	**($12,683)**

Unable to retire debt at maturity

(1) Revenues of new products reduced to reflect adoption timing uncertainty
(2) Proceeds from Local Earnouts are used to pay down debt

Restructuring Remaining Debt gives RemainCo 27 Months of Runway in Adverse Scenario as a Private Company

- Restructuring remaining debt gives RemainCo 27 months of runway as a private company assuming adverse scenario
- Restructuring Terms Modelled
  - $20M write-down of debt
  - Conversion of any debt remaining after write-down to preferred
- RemainCo is unconstrained in base and upside scenarios

	Upside - Private			Base - Private			Adverse - Private		
(000's)	**2024E**	**2025E**	**2026E**	**2024E**	**2025E**	**2026E**	**2024E**	**2025E**	**2026E**
Centerbridge Second Offer									
Debt Transfered to CB	$115,000			$115,000			$115,000		
Dividend from Surplus	35,000	–	–	35,000	–	–	35,000	–	–
Earnout	15,000	15,000	–	7,500	7,500	–	7,500	7,500	–
Preferred Issued to CB	10,000			10,000			10,000		
Transaction Fees	10,000	–	–	10,000	–	–	10,000	–	–
Restructuring Assumptions									
Principal Write-down by Hudson	(20,000)	–	–	(20,000)	–	–	(20,000)	–	–
Conversion to Preferred	22,778	–	–	26,978	–	–	30,478	–	–
Operating Assumptions [1]									
Local Earnouts	$12,800	–	–	$8,000	–	–	$4,000	–	–
Traditional Enterprise Revenue	100%	100%	100%	80%	80%	80%	100%	100%	100%
Title Innovation Revenue	100%	100%	100%	80%	80%	80%	0%	50%	50%
Enterprise Tech Variable Expenses	100%	100%	100%	80%	80%	80%	60%	60%	60%
Pro Forma for Sale of DTI	*Unconstrained*			*Unconstrained*			*27 Months of Runway*		
Adjusted Gross Profit	$11,588	$27,126	$43,166	$10,897	$21,782	$34,614	$7,316	$13,223	$20,080
Adjusted EBITDA	(18,589)	987	11,608	(19,145)	(3,895)	3,699	(22,590)	(11,991)	(10,192)
Remaining Debt	–	–	–	–	–	–	–	–	–
Total Preferred Stock	36,226	44,248	54,047	40,868	49,918	60,973	44,736	54,643	66,744
Beginning Cash Balance	19,824	35,192	45,163	19,824	26,512	24,101	19,824	22,546	12,039
Ending Cash Balance	**$35,192**	**$45,163**	**$52,099**	**$26,512**	**$24,101**	**$23,130**	**$22,546**	**$12,039**	**($2,824)**

Cash runs out 4Q26

1) *Revenues of new products reduced to reflect adoption timing uncertainty*

Detailed Assumptions

Projection assumptions by business segment

Underwriting

- FY24 Independent Agent RP&F improvement driven from greater housing market stability compared to 2023. 5% growth in Lennar business in FY24
- Independent Agent and Lennar segment growth in FY25 and FY26 based on October 2023 MBA forecast
- RP&F contributions from Enterprise new products [1] of approx. $2M, $10M and $29M in FY24, FY25, and FY26, respectively
- Adjusted gross profit improvement from approx. 45% in FY24 to approx. 50-55% in FY26 from better rate environment and introduction of new products leveraging technology at better margins; however, the Underwriter has already proven it can operate at these margins, as seen in FY22
- Indirect labor grows at 3% Y-o-Y but no new headcount is assumed
- Adjusted EBITDA improvement from approx. 25% in FY24 to approx. 35-40% in FY26

Enterprise

- New product adoption timing [1] as follows: POS Upfront Title = Q1 2024, GSE Upfront Title = Q3 2024, GSE Title Acceptance = Q1 2025
- Revenue projections [1] built from MBA forecasted refi transactions. Refi transactions allocated to customers. Revenue estimates by product begin with current customers and Doma's current customer wallet share. Assumed growth from new customers 6 months to 1 year after products launch. Moderate growth (approx. 5-10%) in current customers assumed over years
- Adjusted gross profit improves from approx. 30-35% in FY24 to 50-55%% in FY26 due to revenue scaling (i.e. revenue assumed to grow at approx. 1.4x direct expense growth)
- EBITDA margin improves from approx. 5% in FY24 to approx. 45% in FY26 due to revenue scaling as operating expenses are primarily fixed (commissions being the exception)

Corporate Support

- Day 1 (assumed July 1, 2024) FTE reductions of approx. 30 if public or 35 if private. Remaining FTE headcount is approx. 63-68 with 45% R&D/Product, 30% Title Innovation and 25% Corp Support. Approx. 300 new FTE hires in Technology assumed from FY24 through FY26
- Operating expenses forecasted bottoms-up legacy expenses and forecasted improvement due to expiration of larger contracts signed when company was approx. 2,000 FTEs
- Negative adjusted EBITDA grows from approx. $25M in FY24 to approx. $29M in FY26 due to labor expense increases and partially offset by other operating expense declines

(1) Revenues of new products reduced to reflect adoption timing uncertainty

Illustrative Sale of Entire Business Analysis Assuming 50% Top Three Shareholder Common Equity Roll

Illustrative Equity Check Size for Sale of Entire Business

$ millions

Current Market Cap

Market Cap as of December 18, 2023	$64.0
Total Common Equity Ownership of Top 3 Shareholders (%)	52.0%
Value of Top 3 Shareholder's Market Cap	**$33.3**

Purchase of Entire Business for Premium

Premium Paid Over Market Cap	40.0%
Total Common Equity Value at a 40.0% Premium	**$89.5**
Top 3 Shareholder Common Equity Value at 40.0% Premium	$46.6
Top 3 Shareholder Common Equity Roll (%)	50.0%
Top 3 Shareholder Common Equity Value Post Roll ($)	$23.3
Common Equity Value (ex. Top 3 Shareholders)	**$66.2**
New Preferred Equity Investor	$10.0
Common Equity Check Size of New Majority Shareholder	**$56.2**
New Majority Shareholder Ownership (%)	*62.8%*

New Majority Shareholder Implied Pro Rata Debt + Check Size

New Majority Shareholder Ownership (%)	62.8%
Debt Balance (2023 Q4)	$153.3
New Majority Shareholder's Portion of Debt	$96.3
Equity Check Size of New Majority Shareholder	$56.2
New Majority Shareholder Implied Pro Rata Debt + Check Size	**$152.5**

Assumptions

- 40% premium paid over market cap
- $10M in preferred equity from additional investor
- Top three current shareholders roll 50% of common equity

Common Equity Check Size Sensitivity Table

$ millions

		Premium				
		30.0%	**35.0%**	**40.0%**	**45.0%**	**50.0%**
Common Equity Roll	**30.0%**	$60.2	$62.9	$65.6	$68.3	$71.0
	40.0%	55.8	58.4	60.9	63.4	66.0
	50.0%	51.5	53.9	**56.2**	58.6	61.0
	60.0%	47.2	49.4	51.6	53.8	56.0
	70.0%	42.9	44.9	46.9	49.0	51.0

Houlihan Lokey

CORPORATE FINANCE

FINANCIAL RESTRUCTURING

FINANCIAL AND VALUATION ADVISORY

HL.com